CCSB FINANCIAL CORP.

Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

John R. Davis, President and Chief Executive Officer, and Mario Usera, Executive Vice President and Chief Financial Officer, of CCSB Financial Corp. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended December 31, 2002 and that to the best of his knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 12, 2003	/s/ JOHN R. DAVIS

Date	John R. Davis President and Chief Executive Officer

February 12, 2003	/s/ MARIO USERA

Date	Mario Usera Executive Vice President and Chief Financial Officer